UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

501 South James M. Campbell Blvd.
Columbia, Tennessee		38401
(Address of principal executive offices)		(Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On August 1, 2007, Community First, Inc., a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Reorganization and Share Exchange (the “Reorganization Agreement”) with The First National Bank of Centerville, a national banking association headquartered in Centerville, Tennessee (the “Bank”). Under the terms of the Reorganization Agreement, the Company will acquire all of the outstanding shares of the common stock of the Bank in exchange for the payment of $22,800,000 in cash. Following the exchange, the Bank will become a wholly-owned subsidiary of the Company.
     The Reorganization Agreement contains customary representations and warranties and covenants by both the Company and the Bank. The Bank has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to a “fiduciary-out” exception, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
     The transaction is subject to various closing conditions, including (i) approval of the Reorganization Agreement by the Bank’s shareholders, (ii) receipt of all requisite regulatory approvals, (iii) the Bank having a minimum net worth (calculated in accordance with the Reorganization Agreement) of $15,100,000 and (iv) the Company raising sufficient additional capital to consummate the transactions contemplated by the Reorganization Agreement.
     The Reorganization Agreement also contains termination rights for both the Company and the Bank. Under certain circumstances, including if the board of directors of the Bank recommends an alternative business combination transaction to its shareholders, if approval of the Bank’s shareholders of the exchange is not received within 90 days of the date of the Reorganization Agreement or if the Reorganization Agreement is terminated by the Company because the Bank fails to use its reasonable best efforts to consummate the transactions contemplated by the Reorganization Agreement, the Bank will be required to pay the Company a termination fee of $750,000. Additionally, if the parties cannot obtain any required regulatory approval prior to January 31, 2008 due to the Company’s inability to obtain financing required to obtain any required regulatory approvals or if the Reorganization Agreement is terminated by the Bank because the Company fails to use its reasonable best efforts to consummate the transactions contemplated by the Reorganization Agreement, the Company will be required to pay the Bank a reverse termination fee of $750,000.
     In connection with the Reorganization Agreement, the directors of the Bank and certain other shareholders of the Bank have entered into agreements to vote their shares of Bank common stock in favor of the exchange. The Bank has also entered into an employment agreement with Billy McCoy and a consulting agreement with Lorraine Bates, each of which will become effective upon the closing of the exchange. The employment agreement with Mr. McCoy provides that he will serve in his current capacity with the Bank following the closing for a period of twelve months, unless earlier terminated by the Bank or Mr. McCoy. The consulting agreement with Ms. Bates provides that she will provide consulting services to the Bank following the closing for a period of four months and thereafter as she and the Bank shall mutually agree.
     The foregoing summary of the proposed transactions and the Reorganization Agreement is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Reorganization Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Reorganization Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Reorganization Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Reorganization Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Reorganization Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 7.01 Regulation FD.
     On August 1, 2007, the Company issued a press release announcing the execution of the Reorganization Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Agreement and Plan of Reorganization and Share Exchange, dated as of August 1, 2007, by and between Community First, Inc. and The First National Bank of Centerville (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but a supplemental copy will be furnished to the Securities and Exchange Commission upon request.)

99.1	Press Release dated August 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Dianne Scroggins
Dianne Scroggins
Chief Financial Officer

Date: August 1, 2007

EXHIBIT INDEX

No.	Exhibit

2.1	Agreement and Plan of Reorganization and Share Exchange, dated as of August 1, 2007, by and between Community First, Inc. and The First National Bank of Centerville (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but a supplemental copy will be furnished to the Securities and Exchange Commission upon request.)

99.1	Press Release dated August 1, 2007

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